EXHIBIT 23




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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement of Security Devices International Inc. on Form S-8 of our report dated February 17, 2006 relating to the financial statements of Security Devices International, Inc. for the nine months ended November 30, 2005 (since inception).

                                        SCHWARTZ LEVITSKY FELDMAN LLP
                                        Chartered Accountants
Toronto, Ontario, Canada

December 12, 2006






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                              CONSENT OF ATTORNEYS


      Reference is made to the Registration Statement of Security Devices International Inc. on Form S-8 whereby the Company, as well as certain shareholders of the Company, propose to sell up to 3,400,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

      We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                    Very Truly Yours,

                                    HART & TRINEN, L.L.P.



                                    By  /s/ William T. Hart
                                          William T. Hart


Denver, Colorado
December 14, 2006



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